Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Old Second Bancorp, Inc. 2008 Equity Incentive Plan, of our report dated February 10, 2006, with respect to the 2005 consolidated financial statements of Old Second Bancorp, Inc. included in the 2007 Annual Report (Form 10-K) of Old Second Bancorp, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

June 20, 2008